Exhibit 10.1

AMENDMENT NUMBER FOUR
TO
LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER FOUR, dated as of March 15, 2006, (this "Amendment") is an amendment to the Loan and Security Agreement, dated as of April 18, 2003, by and between Shoe Pavilion Corporation, a Washington corporation (the "Borrower") and Wells Fargo Retail Finance, LLC, as "Lender", as amended by that Amendment Number One to Loan and Security Agreement dated as of September 24, 2004 by and between the Borrower and the Lender, as amended by that Amendment Number Two to Loan and Security Agreement dated as of May 12, 2005 by and between the Borrower and the Lender, as amended by that Amendment Number Three to Loan and Security Agreement dated as of August 11, 2005 (as further amended from time to time, the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

The Borrower has requested that the Lender agree to certain modifications of the Loan Agreement as set forth herein. The Lender is prepared to agree to the Borrower's request on the terms and conditions contained herein.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees as follows:

  Modified Definitions. The following definitions contained in Article 1 of the Loan Agreement shall be modified as set forth below:

  The definition of "Applicable Prepayment Premium" in Section 1.1 of the Loan Agreement shall be deleted in its entirety and the following definition shall be substituted therefor: "'Applicable Prepayment Premium' means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to and through midnight April 18, 2009, 0.5% times the Maximum Revolver Amount, (b) during the period of time from and after April 19, 2009 up to and through midnight April 18, 2010, 0.25% times the Maximum Revolver Amount, and (c) from and after the date April 19, 2010 to the Maturity Date, zero."

  The definition of "Base Rate Margin" in Section 1.1 of the Loan Agreement shall be deleted in its entirety and the following definition shall be substituted therefor: "'Base Rate Margin' means, as of any date of determination, the margin specified in the Margin Pricing Grid based on the Borrower's maintenance of the corresponding EBITDA specified in the Margin Pricing Grid, tested as of the last day of each fiscal quarter on a trailing 12 month basis. The Base Rate Margin shall be redetermined as of the third Business Day following the Borrower's delivery to the Lender of the Borrower's Form 10-Q quarterly report or Form 10-K year-end report filed with the SEC and the adjusted rate shall be effective on the first day of the following month. Between March 15, 2006 and June 30, 2006, the Base Rate Margin shall be set at Level II, notwithstanding what the applicable Level might be based upon reference to the Margin Pricing Grid. Thereafter, the Base Rate Margin shall adjust in accordance with the Margin Pricing Grid as provided herein."

  "'Change in Control' means that (a) the Permitted Holders cease to be the beneficial owners (as defined in Rule 13-3 under the Exchange Act), directly or indirectly, of more than 25% of the Stock of Parent having the right to vote for the election of members of the Board of Directors and Dmitry Beinus ceases to be President, Chief Executive Officer and Chairman of the Board of the Borrower, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Parent ceases to own and control 100% of the outstanding Stock of Borrower."

  The definition of "LIBOR Rate Margin" in Section 1.1 of the Loan Agreement shall be deleted in its entirety and the following definition shall be substituted therefor: "'LIBOR Rate Margin' means, as of any date of determination, the margin specified in the Margin Pricing Grid based on the Borrower's maintenance of the corresponding EBITDA specified in the Margin Pricing Grid, tested as of the last day of each fiscal quarter on a trailing 12 month basis. The LIBOR Rate Margin shall be redetermined as of the third Business Day following the Borrower's delivery to the Lender of the Borrower's Form 10-Q quarterly report or Form 10-K year-end report filed with the SEC and the adjusted rate shall be effective on the first day of the following month. Between March 15, 2006 and June 30, 2006, the LIBOR Rate Margin shall be set at Level II, notwithstanding what the applicable Level might be based upon reference to the Margin Pricing Grid. Thereafter, the LIBOR Rate Margin shall adjust in accordance with the Margin Pricing Grid as provided herein"

  The definition of "Margin Pricing Grid" shall be deleted and the following substituted therefor: "'Margin Pricing Grid' means the pricing grid set forth below:

  Margin Pricing Grid

Level	EBITDA (Trailing 12 month period)	Base Rate Margin	LIBOR Rate Margin
I	EBITDA greater than $9 million	0.00%	1.25%
II	EBITDA less than or equal to $9 million and greater than $6 million	0.00%	1.50%
III	EBITDA less than or equal to $6 million and greater than $3 million	0.00%	1.75%
IV	EBITDA less than or equal to $3 million"	0.00%	2.00%

  The definition of "Maximum Revolver Amount" shall be deleted and the following shall be substituted therefor: "'Maximum Revolver Amount' means Twenty Million ($20,000,000) Dollars, provided, however, the "Maximum Revolver Amount may be increased up to Thirty Million ($30,000,000) Dollars pursuant to the provisions of Section 2.2A."

  The definition of "Minimum Availability Reserve" shall be deleted and the following shall be substituted therefor: "'Minimum Availability Reserve' means an amount equal to 7.5% times the Maximum Revolver Amount then in effect."

  Increase of Maximum Revolver Amount. The Loan Agreement shall be amended to include a new Section 2.2A which shall read as follows: "2.2A Increase of Maximum Revolver Amount. So long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may elect, by written notice to the Lender, to increase the Maximum Revolver Amount to an amount that is not greater than Thirty Million ($30,000,000) Dollars. Each request to increase the Maximum Revolver Amount shall be in increments of not less than Two Million ($2,000,000) Dollars. In consideration of the Lender's willingness to increase the Maximum Revolver Amount, the Lender, upon receipt of a written notice of the Borrower's request to increase such amount, shall have earned an `Accordion Fee', so referred to herein, in the amount of one quarter of one percent (0.25%) of the amount by which the Borrower requests that the Maximum Amount be increased. The Accordion Fee shall be immediately due and payable. Borrower's request to increase the Maximum Revolver Amount shall be irrevocable by the Borrower and shall be effective one (1) business day following the Agent's receipt of the notice (subject to prior receipt by the Lender of the Accordion Fee). The Lender shall be authorized to charge the Loan Account with the Accordion Fee."
  Maturity Date. Section 3.4 of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor: "Term. This Agreement shall continue in full force and effect for a term ending April 18, 2011 (the `Maturity Date'). The foregoing notwithstanding, Lender shall have the right to terminate its obligation under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."
  Use of Proceeds. Section 7.16 of the Loan Agreement shall be amended to delete clause (b) thereof and the following shall be substituted therefor: "(b) thereafter, consistent with the terms and conditions hereof, including, without limitation, to fund the cost of new store openings, for its lawful and permitted purposes."
  Capital Expenditures. Section 7.18(b) of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor: "(b) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of Ten Million ($10,000,000) Dollars, exclusive of Capital Expenditures which are Capital Lease Obligations, provided, however, the Lender, in its sole discretion, may increase or decease this amount following receipt by the Lender of the Borrower's Projections pursuant to Section 6.3(c)."
  Acknowledgement of Obligations by Borrower. The Borrower confirms and agrees that (a) all representations and warranties contained in the Loan Agreement and in the other Loan Documents are on the date hereof true and correct in all material respects, and (b) it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all reasonable charges, fees, expenses and costs (including attorneys' fees and expenses) under the Loan Documents, and that the Borrower has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.
  Ratification of Financing. The Borrower confirms that the Loan Agreement and the Loan Documents remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. This Amendment shall be deemed to be one of the Loan Documents and, together with the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Amendment shall be considered a Loan Document and, without in any way limiting the application of other provisions of the Loan Agreement, this Amendment shall be governed by the provisions of Articles 13, 15 and 16 of the Loan Agreement. No further amendment to the Loan Agreement shall be made except by a writing signed by all parties to the Loan Agreement.
  Representations, Warranties and Covenants. The Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to the Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Agreements, being a continuing condition of the making or providing any loans or Letters of Credit by the Lender to Borrower:
    This Amendment has been duly authorized, executed and delivered by all necessary action of the Borrower and Guarantor, and is in full force and effect, and the agreements and obligations of the Borrower and Guarantor contained here constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower and Guarantor in accordance with its terms.
    After giving effect to this Amendment, there is no Event of Default under the Loan Agreement or any of the Loan Documents.
  Conditions Precedent.   This Amendment shall become effective upon satisfaction of each of the following conditions precedent or waiver of such conditions by the Lender:
    Receipt by Lender of this Amendment duly executed by the Borrower and Lender.
    Receipt by Lender of the Acknowledgment and Consent duly executed by Guarantor.
    All representations and warranties contained herein shall be true and correct in all material respects.
    After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
  Miscellaneous. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.
  Counterparts.   This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original hereof and submissible into evidence and all of which together shall be deemed to be a single instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO RETAIL FINANCE, LLC
(the "Lender")

By: /s/ Jennifer Cann
 Name: Jennifer Cann
Title: Vice President

BORROWER:

SHOE PAVILION CORPORATION

By: /s/ Neil T. Watanabe
 Name: Neil T. Watanabe
Title: EVP & Chief Financial Officer

Signature page to amendment no. 4# 1415818 v1 - ANTOSZPJ - 023595/0023

ACKNOWLEDGMENT AND CONSENT

The undersigned, as a party to one or more Loan Documents, as defined in the Loan and Security Agreement, dated as of April 18, 2003, as heretofore amended (the "Loan Agreement"), by and between Shoe Pavilion Corporation, a Washington corporation (the "Borrower") and Wells Fargo Retail Finance, LLC, a Delaware limited liability company, as lender (the "Lender"), hereby (i) acknowledges and consents to Amendment Number Four dated as of March 15, 2006, to Loan Agreement (the "Amendment", all terms defined therein being used herein as defined therein), to which this Acknowledgement and Consent is attached, together with all prior amendments to the Loan Agreement; (ii) confirms and agrees that the General Continuing Guaranty dated as of April 18, 2003 to which the undersigned is a party is, and shall continue to be, in full force and effect and is ratified and confirmed in all respects; (iii) confirms and agrees that the Loan Agreement together with each other Loan Document to which the undersigned is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; and (iv) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Lender, or to grant to the Lender a security interest in or lien on, any collateral as security for the obligations of the Borrower and Guarantor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all obligations of the Borrower and the undersigned, whether now existing or hereafter arising.

Dated: March 15, 2006

SHOE PAVILION CORPORATION

By: /s/ Neil T. Watanabe
 Name: Neil T. Watanabe
Title: EVP & Chief Financial Officer

Signature Page to Acknowledgment and Consent to Amendment Number Four